Exhibit 99.1

RESTORATION HARDWARE, INC. REPORTS 2007 HOLIDAY SALES

Corte Madera, Calif., January 11, 2008 – Restoration Hardware, Inc. (Nasdaq:RSTO) today announced sales results for the nine-week holiday period ended January 5, 2008. Net revenue was $171.5 million versus $173.2 million in the year-ago period. This reflects a decline of 1% in the 2007 Holiday selling season compared to a 22% increase in the 2006 season. During the period, the Company’s circulated page count declined 17% versus a year ago, driven by a commensurate reduction in the number of books mailed and reflecting management’s long-term strategy to reduce costs and improve productivity.

“The environment for home furnishings retailers remained challenging during the Holiday period,” said Gary Friedman, President and Chief Executive Officer. “The seasonal sales we anticipated in gift items during the final days of Holiday did not materialize as expected, contributing to softness that was concentrated in our decorative accessories business. While sales did not meet our expectations, we were encouraged by our ability to maintain essentially flat sales versus last year while reducing the number of books that we mailed. Although 2007 has been a difficult year due to the macro environment, we believe the strength of the Restoration Hardware brand and our core assortments continue to resonate with our customers.”

About Restoration Hardware

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware, gifts and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of January 11, 2008, the Company operated 102 retail stores and nine outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements relating to the strength of the Company’s brand and core assortments and statements containing words such as “expects” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, actual achievement of cost savings and improvements to operating efficiencies, effective sales performance, in particular during the holiday selling season, the actual impact of key personnel of the Company on the development and execution of the Company’s strategies, changes in investor perceptions of the Company, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended November 3, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”). Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.